Registration No. 333--
                                                                          ------

    As filed with the Securities & Exchange Commission on September 24, 1996
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SEITEL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      76-0025431
            --------                                      ----------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)


                              50 Briar Hollow Lane
                            West Building, 7th Floor
                              Houston, Texas 77027
                                 (713) 627-1990
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                  SEITEL, INC. 1993 INCENTIVE STOCK OPTION PLAN
                  ---------------------------------------------
         SEITEL, INC. NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN
         ---------------------------------------------------------------
                              (Full Title of Plans)

                            Paul A. Frame, President
                                  Seitel, Inc.
                 50 Briar Hollow Lane, West Building, 7th Floor
                              Houston, Texas 77027
                                 (713) 627-1990
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

        Debra D. Valice                             W. Mark Young, Esq.
    Chief Financial Officer              Gardere Wynne Sewell & Riggs, L.L.P.
          Seitel, Inc.                          333 Clay Avenue, Suite 800
     50 Briar Hollow Lane                          Houston, Texas 77002
   West Building, 7th Floor                            (713) 308-5500
     Houston, Texas 77027

                         CALCULATION OF REGISTRATION FEE


  Title of Each                      Proposed        Proposed
    Class of                         Maximum(1)       Maximum         Amount of
Securities to be  Amount to be    Offering Price     Aggregate      Registration
   Registered     Registered(1)      Per Unit      Offering Price        Fee

   Common
  Stock, Par
Value $.01 Per
    Share            480,000         $34.625(2)     $16,620,000        $5,750


         (1) The aggregate number of securities registered hereunder is 480,000 shares of Common Stock which have been authorized and reserved for issuance under the Company's 1993 Incentive Stock Option Plan and Non-Employee Directors' Deferred Compensation Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.

         (2) The fee with respect to these shares has been calculated pursuant to paragraphs (c) and (h) of Rule 457, upon the basis of $34.625, the average of the high and low prices reported on the New York Stock Exchange on September 18, 1996 (being within five business days prior to the date of the filing of this Registration Statement).

                                EXPLANATORY NOTE

         This Registration Statement contains two parts: the first part contains a Prospectus on Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales by the Selling Stockholders listed, from time to time, in the Prospectus of shares of Common Stock of the Company to be issued upon exercise of options granted under the Company's 1993 Incentive Stock Option Plan and under the Non-Employee Directors' Deferred Compensation Plan or upon exercise of options granted under the Non-Employee Directors' Deferred Compensation Plan.

         The second part contains information required in the Registration Statement pursuant to Part II of Form S-8.

         Pursuant to Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission, as such information will be sent or given to each employee participant in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). This information and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  SEITEL, INC.
PROSPECTUS
(Form S-3)
                                 480,000 Shares
                                  Common Stock
                           ($.01 Par Value Per Share)

- --------------------------------------------------------------------------------
                        1993 INCENTIVE STOCK OPTION PLAN
               NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN
- --------------------------------------------------------------------------------

         This Prospectus is being used in connection with the offering, from time to time, by certain stockholders (the "Selling Stockholders") of Seitel, Inc. (the "Company") of shares of common stock, $.01 par value per share (the "Common Stock") which may be acquired upon exercise of options granted under the 1993 Incentive Stock Option Plan (the "Option Plan") and under the Non-Employee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") or upon exercise of options granted under the Deferred Compensation Plan.

         The securities being registered hereby (the "Securities") may be sold, from time to time, by the Selling Stockholders, directly or indirectly, through agents designated from time to time, in one or more open market transactions, including block trades, on the New York Stock Exchange, in privately negotiated transactions, or in a combination of such methods of sale. Such sales may be made through dealers or underwriters to be designated, on terms to be determined at the time of sale, or at prices and at terms then prevailing or at prices related to the then current market price. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales. To the extent required, the specific securities sold, the name of the Selling Stockholders, the purchase price, public offering price, name of any such agent, dealer or underwriter, and any applicable discount or commission with respect to a particular offer will be set forth by supplement to this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, but will receive the aggregate exercise price of options exercised under the Option Plan and options exercised under the Deferred Compensation Plan. The Company's Common Stock is presently listed on the New York Stock Exchange under the symbol "SEI." The closing price for the Common Stock on the New York Stock Exchange on September 18, 1996, was $34.75.

- --------------------------------------------------------------------------------
            SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS
         FOR CERTAIN MATTERS TO BE CONSIDERED BY PROSPECTIVE INVESTORS
- --------------------------------------------------------------------------------
               The date of this Prospectus is September 24, 1996.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

         No person is authorized in connection with the offering made by this Prospectus to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of this Prospectus or any sale made under this Prospectus shall, under any circumstance, create any implication that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                            -------------------------

                              AVAILABLE INFORMATION

         Seitel, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and information may be inspected and copied at the aforementioned public reference facility and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a world wide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Additional information concerning the securities offered hereby is to be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Commission's office in Washington, D.C.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference into this Prospectus the following documents and portions of documents:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A dated April 26, 1996, as filed with the Commission on April 29, 1996.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1996.

     3. The Company's Current Reports on Form 8-K dated January 2, 1996 and April 10, 1996, and the Company's Current Report on Form 8-K dated June 24, 1996, as amended by Forms 8-K/A filed with the Commission on August 16, 1996 and September 6, 1996.

     4. The Company's Proxy Statement for the Annual Meeting of Stockholders held on July 25, 1996.

     5. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1995.

     6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the respective dates of filing of such documents. Any statement contained herein, or in a document incorporated or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of that person, a copy of all other documents incorporated by reference into the Registration Statement of which this Prospectus is a part, other than exhibits to those documents. Requests should be directed to Debra D. Valice, Seitel, Inc., 50 Briar Hollow Lane, West Building, 7th Floor, Houston, Texas 77027 (telephone: (713) 627-1990).

                                  RISK FACTORS

         Prospective purchasers of the Common Stock should carefully consider, in addition to the other information contained in this Prospectus and any accompanying Prospectus Supplement, the following risk factors.

         Competition. Competition in the seismic data acquisition and resale industry and in the oil and gas exploration and production industry is intense. A number of independent oil-service companies create and market seismic data, and numerous oil and gas companies create seismic data and maintain their own seismic data banks. Due to difficult industry conditions in recent years, the number of independent seismic companies has decreased, and oil and gas companies have acquired an increasing portion of their seismic data from outside sources, including the Company. In the oil and gas exploration and production business, there are numerous oil and gas companies competing for the acquisition of mineral properties. Although the Company has significant operating history in its seismic data licensing operations, it has limited operating history in seismic data acquisition and oil and gas exploration. Some of the Company's competitors have longer operating histories, greater financial resources and larger sales volumes than the Company. Although the Company believes that its fully-integrated seismic resources and technical, geophysical and marketing expertise will allow it to compete effectively in both the seismic data industry and the oil and gas exploration and development industry, there can be no assurance that this will be the case.

         Industry Conditions. Demand for the Company's seismic data services depends primarily upon the level of spending by oil and gas companies for exploration, production and development activities. These spending levels tend to increase and decrease with increases and decreases in the commodity prices for oil and gas, so that demand for the Company's seismic data services is affected to some degree by market prices for natural gas and crude oil, which have historically been very volatile. Revenues generated by the Company's oil and gas exploration and development business increase and decrease with increases and decreases in the market prices of oil and gas. A substantial or extended decline in oil and gas prices could have a material adverse effect on the Company's financial position. In addition, if oil and gas prices decrease materially, the Company may be unable to find partners willing to pay the relatively high costs of exploration and development and grant the Company an interest in production in exchange for seismic data. Further, as high quality 3D data becomes more widely available from other sources, the Company may be unable to obtain the same level of working interests in oil and gas properties in exchange for use of its 3D data. Also, other factors beyond the Company's control may affect its oil and gas operations. These factors include the level of supply of natural gas and oil, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels. See also "Compliance with Governmental Regulations."

         Operating Risks. The Company's seismic data acquisition activities are subject to the general risks incident to seismic data acquisition activities, including the use of explosives, which subject personnel to risk of injury due to accidental explosions resulting from the mishandling of equipment and supplies, and environmental claims. The Company operates in areas of difficult terrain, such as in marshes and swamps, that can pose risks to personnel and equipment. The Company has not experienced any material losses or environmental claims to date, but there can be no assurance that it will not experience such losses or claims in the future. To the extent available, the Company maintains general liability insurance coverage against these potential claims, the nature and amount of which the Company believes to be customary in the industry. There can be no assurance that adequate insurance will be available in the future, or that the Company will be able to maintain adequate insurance on terms and conditions it finds acceptable.

         The Company's oil and gas operations are subject to hazards incident to the drilling of oil and gas wells, such as cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, or other environmental risks, as well as to the risk that no commercially productive natural gas or oil reserves will be encountered. Some of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage and suspension of operations. In addition, the cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in the delivery of equipment. These risks are typically shared by the Company and its petroleum company partners. The Company also seeks to reduce dry hole risks by utilizing 3D seismic data, where deemed appropriate, to assist in the determination of where to drill. However, since the Company does not act as operator in its oil and gas drilling business, it is dependent upon its petroleum company partners to conduct operations in a manner so as to minimize these operating risks. In accordance with industry practice, the Company maintains insurance against some, but not all, of these operating risks. There can be no assurance that adequate insurance will be available in the future, or that the Company will be able to maintain adequate insurance on terms and conditions it finds acceptable. As a result of the risks inherent in oil and gas operations, there can be no assurance as to the success of the Company's oil and gas exploration, development and production activities.

         Holding Company Structure. The Company has no operations or significant assets other than through its ownership of the capital stock of its subsidiaries. Dividends and other permitted payments from such subsidiaries will be the primary source of funds to pay dividends on the Common Stock. The rights of the Company and its creditors to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

         Dependence on Key Personnel. The Company's operations are dependent upon a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on the Company. The Company utilizes equity ownership and other incentives to attract and retain its employees. In addition, the Company's President and Chief Executive Officer, Paul A. Frame, Executive Vice President and Chief Operating Officer, Horace A. Calvert, and Senior Vice President-Finance and Chief Financial Officer, Debra D. Valice, all have employment agreements with the Company.

         Geographic Concentration of Operations. Most of the Company's seismic data in its seismic data library, as well as most of the Company's existing interests in oil and gas properties, are located along the coast and offshore in the U.S. Gulf of Mexico. Because of this concentration, any regional events that increase costs, reduce availability of equipment or supplies, reduce demand or limit production will impact the Company more adversely than if the Company were more geographically diversified.

         Compliance with Governmental Regulations. The oil and gas industry in general is subject to extensive governmental regulation, which may be changed from time to time in response to economic or political conditions. In particular, oil and gas exploration and production is subject to federal and state regulations governing environmental quality and pollution control, state limits on allowable rates of production by well or proration unit, and other similar regulations. State and federal regulations generally are intended to prevent waste of natural gas and oil, protect rights to produce natural gas and oil between owners in a common reservoir, control the amount of natural gas and oil produced by assigning allowable rates of production and control contamination of the environment. Also, the Company believes that the trend toward more expansive and stricter environmental laws and regulations will continue. The implementation of new, or the modification of existing, laws or regulations affecting the oil and gas industry could have a material adverse impact on the Company.

         Shares Eligible for Future Sale. No prediction can be made as to the effect, if any, that future sales of shares of the Company's capital stock, or the availability of shares of capital stock for future sale will have on the market price of such stock prevailing from time to time. Almost all of the 1,876,388 shares of Common Stock currently held by or issuable pursuant to options, warrants and other rights granted prior to the date hereof and exercisable within 60 days of the date hereof to the Company's directors and executive officers are eligible for sale currently or immediately upon exercise. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options or warrants), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

         This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements regarding the Company's financial position, business strategy, budgets, plans and objectives of management for future operations are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements.


                                   THE COMPANY

         The Company and its subsidiaries, located in Houston, Texas, are a leading provider of seismic data and related geophysical services and expertise to the petroleum industry. The Company has evolved into a diversified energy concern with several niche operations, including one of the largest independent seismic data libraries in the United States; three-dimensional seismic data acquisition, processing and interpretation technology; and direct participation in exploration, development and ownership of natural gas and crude oil reserves.

         Since its inception in 1982, the Company has been engaged in the development of a proprietary library of seismic data, created by both the Company and others. The Company's seismic data library is owned and marketed by Seitel Data, Ltd., a Texas limited partnership of which wholly-owned Seitel subsidiaries constitute all of the limited and general partners. Seitel Data, Ltd. markets the data library, which consists of both two-dimensional ("2D") and three-dimensional ("3D") data, to oil and gas companies under license agreements. Seismic surveys and the analysis of seismic data for the identification and definition of underground geological structures are principal techniques used in oil and gas exploration and development to determine the existence and location of subsurface hydrocarbons.

         Through its wholly-owned subsidiary, Seitel Geophysical, Inc., the Company conducts advanced 3D land seismic crew operations. These seismic crews acquire data for the Company's seismic data library, for third parties, and for the Company's oil and gas exploration subsidiary, DDD Energy, Inc. The Company operates two 1500-channel telemetric systems to record the 3D surveys that the Company is conducting in the difficult marsh/swamp and transition-zone areas onshore in the U.S. Gulf Coast region. Most seismic recording equipment use cables to transmit data and do not operate as efficiently in wetland areas as telemetry-based seismic systems like those used by the Company, which use radio signals for data transmission. The Company also operates an in-house seismic data processing center in order to accommodate the Company's 3D surveys. This processing center, located at the Company's Houston headquarters, features sophisticated computer hardware and software designed specifically to process 3D seismic data and is used primarily by the Company's oil and gas exploration and production subsidiary, DDD Energy, Inc.

         In July, 1996, the Company acquired 50% of the outstanding shares of Energy Research International ("ERI"), a Cayman Island corporation and the parent corporation of Horizon Exploration Limited and Horizon Seismic, Inc. (the "Horizon Companies"). The Horizon Companies currently operate five seismic vessels capable of conducting advanced 3D offshore seismic surveys. The Horizon Companies conduct operations primarily in the North Sea and the U.S. Gulf of Mexico.

         The Company's integrated operations include its large 2D and 3D seismic library, seismic recording systems and crews geared specifically to conduct onshore and, through the Horizon Companies, offshore 3D surveys, the seismic data processing center and computer software, and the Company's geophysical application experience in interpreting 3D data.

         In March 1993, the Company formed DDD Energy, Inc. ("DDD Energy"), a wholly-owned subsidiary, to participate directly in petroleum exploration, development and ownership of hydrocarbon reserves through cost and revenue sharing relationships with oil and gas producers. The Company's objective is to participate through DDD Energy in exploration and development programs which combine the Company's 3D and 2D seismic resources and related geophysical technologies with the geology and engineering expertise and land positions of selected petroleum producers.
                                  Page 10 of 24

                                 USE OF PROCEEDS

         The Company will not receive any part of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Company will, however, receive the exercise price of options granted under the Option Plan and the Deferred Compensation Plan upon exercise thereof, which options must be exercised before the Selling Stockholders can sell the shares offered hereunder. The exercise price of such options is determined at the time of grant of such options. The Company intends to use the proceeds from the exercise of such options for general corporate purposes.


                COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

         This Prospectus covers offers, from time to time, of a total of 480,000 shares of Common Stock held or to be held by the employees of the Company pursuant to the Company's (i) recently adopted amendments to the Option Plan, under which amendments an additional 450,000 shares, which are registered hereunder, have been reserved for issuance to employees of the Company upon exercise of options granted under the Option Plan, and (ii) Non-Employee Directors' Deferred Compensation Plan, under which stock and options to purchase up to a total of 30,000 shares of Common Stock may be issued to non-employee directors of the Company in lieu of cash directors' fees.


                              SELLING STOCKHOLDERS

         1993 Incentive Stock Option Plan. As originally adopted in 1993, the Option Plan provided for the Company to grant options to purchase up to 295,000 shares of the Company's Common Stock. These 295,000 shares have previously been registered on a Registration Statement on Form S-8, Registration No. 33-78560, filed with the Commission on May 5, 1994. Effective May 12, 1995, the Company amended the Option Plan to increase the number of shares for which options could be granted under the Option Plan by 405,000 shares. These additional 405,000 shares have previously been registered on a Registration Statement on Form S-8, Registration No. 333-01271, filed with the Commission on February 28, 1996. Effective April 22, 1996, the Company further amended the Option Plan to increase the number of shares for which options could be granted under the Option Plan by an additional 450,000 shares, so that options to purchase up to an aggregate of 1,150,000 shares of Common Stock of the Company may now be granted under the Option Plan. This Prospectus may be used by employees of the Company who are deemed to be affiliates of the Company under the Securities Act for the resale of any of such 450,000 shares of Common Stock issued to them upon exercise of options granted under the Option Plan. As of September 24, 1996, options to purchase 14,497 of these 450,000 shares had been granted under the Option Plan, none of which had been granted to any affiliates of the Company. If and when any of the 450,000 shares of Common Stock are issued upon exercise of options granted under the Option Plan and are sought to be offered for resale by the Selling Stockholders, the number of shares of Common Stock beneficially owned by each Selling Stockholder, the number of shares acquired upon exercise of such options granted under the Option Plan and the number of shares offered for resale pursuant to this Prospectus will be indicated by Prospectus Supplement.
                                  Page 11 of 24

         Non-Employee Directors' Deferred Compensation Plan. This Prospectus may be used by directors of the Company for the resale of up to 30,000 shares of Common Stock issued to them under or upon exercise of options granted under the Deferred Compensation Plan. If and when any of the 30,000 shares of Common Stock are issued under or upon exercise of options granted under the Deferred Compensation Plan and are sought to be offered for resale by the Selling Stockholders, the number of shares of Common Stock beneficially owned by each Selling Stockholder, the number of shares acquired under or upon exercise of options granted under the Deferred Compensation Plan and the number of shares offered for resale pursuant to this Prospectus will be indicated by Prospectus Supplement.


                              PLAN OF DISTRIBUTION

     All Securities covered by this Prospectus are being offered for the accounts of the Selling Stockholders. The Securities may be sold, from time to time, in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale, at terms then prevailing or at prices related to the then current market price or at negotiated prices. The Securities may be sold in one or more open market transactions on the New York Stock Exchange or in privately negotiated transactions. The Securities may be sold by various methods, including, but not limited to, one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,
(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this Prospectus, (c) a transaction on the New York Stock Exchange in accordance with the rules of such exchange, and (d) ordinary brokers transactions and transactions in which the broker solicits the purchasers. Alternatively, the Selling Stockholder may from time to time offer the securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders and/or purchasers of Securities for whom they act as agents. In addition, any of the Securities which qualify for sale pursuant to Rule 144 under the Securities Act, or otherwise pursuant to an applicable exemption under the Securities Act, may be sold other than pursuant to this Prospectus.

         The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Brokers or dealers acting in connection with the sale of the Securities contemplated by this Prospectus may receive commissions in connection therewith.

         At the time a particular offer of Securities is made, to the extent required, a supplement to this Prospectus will be distributed which will identify the Selling Stockholders, identify and set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which the Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Securities. The Company will pay all of the expenses incident to the registration and certain other expenses related to this offering of the Securities, other than underwriting commissions and discounts, normal commission expenses and brokerage fees, applicable transfer taxes and attorneys' fees of Selling Stockholders' counsel.

         The Company intends to require the Selling Stockholders to enter into indemnification agreements with the Company pursuant to which the Company will be indemnified against failure by the Selling Stockholders to deliver a Prospectus if required, as well as against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act, incurred in connection with any untrue (or alleged untrue) statement of a material fact or omission of a material fact in this Registration Statement pursuant to an applicable Prospectus Supplement to the extent such liability relates to information supplied by the Selling Stockholder for inclusion in the Registration Statement pursuant to an applicable Prospectus Supplement.

         In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Securities may not be sold unless the Securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                  LEGAL MATTERS

         The validity of the Securities will be passed upon for the Company by Gardere Wynne Sewell & Riggs, L.L.P., Houston, Texas.


                                     EXPERTS

     The financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The estimate of natural gas reserves contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, was obtained from reserve reports dated January 1, 1996, prepared by Forrest A. Garb & Associates, Inc., and are incorporated herein in reliance upon the authority of said firm as experts in such matters.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3: Incorporation of Documents by Reference. The Company incorporates by reference into this Registration Statement the following documents which have been or will be filed by the Company with the Securities and Exchange Commission (the "Commission"):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A dated April 26, 1996, as filed with the Commission on April 29, 1996.

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1996.

     3. The Company's Current Reports on Form 8-K dated January 2, 1996 and April 10, 1996, and the Company's Current Report on Form 8-K dated June 24, 1996, as amended by Forms 8-K/A filed with the Commission on August 16, 1996 and September 6, 1996.

     4. The Company's Proxy Statement for the Annual Meeting of Stockholders held on July 25, 1996.

     5. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

     6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     Item 4: Description of Securities. Not applicable.

     Item 5: Interests of Named Experts and Counsel. Not applicable.

     Item 6: Indemnification of Directors and Officers. Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; provided, however, that if the person is found to be liable to the corporation, no indemnification shall be made except to the extent that the court determines that indemnification is fair and reasonable under the circumstances.

     Section 145(g) of the General Corporation Law provides, in general, that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     Article Eighth of the Registrant's Certificate of Incorporation and Section Six of the Registrant's Bylaws give a director or officer the right to be indemnified by the Registrant to the fullest extent permitted under Delaware law.

     Item 7: Exemption From Registration Claimed. Not Applicable.

     Item 8: Exhibits:

     5.1 Opinion of Gardere Wynne Sewell & Riggs, L.L.P., legal counsel to the Company.*

     10.1 Seitel, Inc. 1993 Incentive Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1993).

     10.2 Seitel, Inc. Amendments to 1993 Incentive Stock Option Plan effective May 12, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995).

     10.3 Seitel,  Inc. Amendments to 1993 Incentive Stock Option Plan effective
          November  29,  1995   (incorporated  by  reference  to  the  Company's

          Quarterly  Report on Form 10-Q for the fiscal  quarter  ended June 30,
          1996).

     10.4 Seitel, Inc. Amendments to 1993 Incentive Stock Option Plan effective April 22, 1996 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996).

     10.5 Seitel,  Inc.  Non-Employee   Directors'  Deferred  Compensation  Plan
          (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996).

     23.1 Consent of Arthur Andersen LLP.*

     23.2 Consent of Forrest A. Garb & Associates, Inc.*

     23.3 Consent of Sewell & Riggs, P.C. (included in Exhibit 5.1).

     24.1 Power of Attorney (included on Signature Page).

* filed herewith

Item 9: Undertakings. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 24th day of September, 1996.

                                        SEITEL, INC.


                                        BY:  /s/Paul A. Frame
                                             -----------------------------------
                                             PAUL A. FRAME, President, Chief
                                             Executive Officer and Director
                                             (principal executive officer)



                                        BY:  /s/Debra D. Valice
                                             -----------------------------------
                                             DEBRA D. VALICE, Senior Vice
                                             President of Finance, Chief
                                             Financial Officer and Director
                                             (principal financial and
                                             accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following individuals in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Paul A. Frame and Debra D. Valice true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 24, 1996.

         Signature                                         Title
         ---------                                         -----

/s/  Herbert M. Pearlman                     Chairman of the Board of Directors
- -------------------------
     HERBERT M. PEARLMAN


/s/  Paul A. Frame                           President, Chief Executive Officer
- -------------------------                               and Director
     PAUL A. FRAME


/s/  Horace A. Calvert                             Executive Vice President,
- -------------------------                   Chief Operating Officer and Director
     HORACE A. CALVERT


/s/  Debra D. Valice                          Senior Vice President of Finance,
- -------------------------                   Chief Financial Officer and Director
     DEBRA D. VALICE


/s/  William L. Lurie
- -------------------------                                Director
     WILLIAM L. LURIE


/s/  David S. Lawi
- -------------------------                                Director
     DAVID S. LAWI


/s/  Walter M. Craig, Jr.
- -------------------------                                Director
     WALTER M. CRAIG, JR.


/s/  William Lerner
- -------------------------                                Director
     WILLIAM LERNER


/s/  John E. Stieglitz
- -------------------------                                Director
     JOHN E. STIEGLITZ

                                Index of Exhibits
                                -----------------



Exhibit                             Document                              Page
- -------                             --------                              ----

  5.1     Opinion  of  Sewell  &  Riggs,  P.C.  legal  counsel  to the     21
          Company.*

 10.1 Seitel, Inc. 1993 Incentive Stock Option Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1993).


 10.2 Seitel, Inc. Amendments to 1993 Incentive Stock Option Plan effective May 12, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995).

 10.3 Seitel, Inc. Amendments to 1993 Incentive Stock Option Plan effective November 29, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996).

 10.4 Seitel, Inc. Amendments to 1993 Incentive Stock Option Plan effective April 22, 1996 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996).

 10.5 Seitel, Inc. Non-Employee Directors' Deferred Compensation Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
          1996).

 23.1     Consent of Arthur Andersen LLP*                                  23

 23.2     Consent of Forrest A. Garb & Associates, Inc.*                   24

 23.3     Consent of Sewell & Riggs, P.C. (included in Exhibit 5.1).

 24.1     Power of Attorney (included on Signature Page).


* Filed herewith.